Exhibit 99.1

Usio Announces First Quarter 2026 Financial Results

Revenue Up 16%, Beats Consensus by 9%

Adjusted EBITDA1 of $0.8 Million Beats Consensus by 12%

All-time Record Quarterly Revenue, Processing Volume and Transactions

Total payment dollars processed through all payment channels up 28% versus the prior year period

SAN ANTONIO, May 13, 2026 (GLOBE NEWSWIRE) – Usio, Inc., "Usio" or the "Company" (Nasdaq: USIO), a leading FinTech company that operates a full stack of integrated, cloud-based electronic payment and embedded financial solutions, today announced financial results for the first quarter ended March 31, 2026.

Louis Hoch, President and Chief Executive Officer of Usio, said, “It was a record start to the new year, affirming our belief that the momentum coming out of our record 2025 would provide a strong tailwind for continued growth and profitability. All of our key performance metrics were at record levels in the first quarter, with revenues up 16%, the fastest rate of revenue growth in nine quarters. Total processing volume and transactions also set new records, which is an impressive encore to the prior quarter where we set many of the previous all-time records. The strength of our business is broad based, with better than 20% growth in ACH and credit card, and nearly the same in Output Solutions, which was up 19%. This strong growth, coupled with our fiscal discipline, led to a significant year-over-year improvement in the bottom line as well as positive operating cash flow, and a further improvement in our balance sheet and liquidity. The implementation of our Usio One strategy, our growing reputation in the payments industry, and the innovative technologies integrated into our diversified businesses are increasingly taking hold, providing us with confidence in our expectation of achieving another year of profitable, double-digit growth in fiscal 2026.”

Results in the first quarter were led by a $1.8 million, or 23%, increase in credit card revenues. Volumes were up strongly, with dollars processed up 16% and transactions processed up 22% from a year ago. Credit card results increasingly reflect the strength of our PayFac business, which now accounts for nearly 80% of total credit card segment revenues, and has consistently grown revenues at double digit rates. We expect this to be the new growth trajectory of our credit card business. ACH, our highest margin business, had another record quarter with strong volumes driving revenues up 25%. ACH revenue growth was primarily attributable to an increase in ACH and PINLess debit volume from net, new business and organic growth. ACH set new processing volume records with electronic check dollar volume increasing 31%, transactions growing 34% and returned check transactions up 54%, all as compared to the same period last year. PINless debit also set quarterly all-time records as transactions and dollars processed were up 23% and 36%, respectively, from the same period a year ago, driven by growth in the mortgage servicing and fintech industries.

Output Solutions generated accelerating revenue growth, with revenues up 19% in the quarter, a strong sequential improvement from the previous quarter’s 8% growth. Volumes were at record levels with highly profitable electronic documents processed and delivered up 41% for the first quarter of 2026 compared to the same quarter of 2025.

For the quarter, gross profits were up over 6%, although gross margins were somewhat softer in the quarter, primarily attributable to a decrease in interest revenue (which has a 100% margin) and revenue mix. Margins are expected to improve over the balance of the year. Total selling, general and administrative expenses, inclusive of depreciation and amortization and stock-based compensation ("Total SG&A Expenses"), were down over $130,000 from the year ago period, although the line item "SG&A," consisting of selling, general and administrative expenses only, was up modestly from the year ago quarter. On a sequential basis, SG&A was reduced by $700,000 and is now at a level that is not expected to materially increase this year. For the quarter ended March 31, 2026, the Company reported net income of approximately $0.1 million, or $0.00 per share, compared to a net loss of ($0.2) million, or ($0.01) per share, for the first quarter of 2025. Note that there were no extraordinary items that contributed to the first quarter 2026 net income as calculated in accordance with the United States generally accepted accounting principles ("GAAP"). Adjusted EBITDA1 was $0.8 million for the first quarter of 2026, up compared to $0.7 million in the same quarter a year ago. Operating cash flow for the quarter was $0.9 million, representing the continued strength of our business. The Company used approximately $235,000 to repurchase 182,000 shares of its common stock. Cash increased $0.3 million over the quarter and was in excess of $7.7 million at March 31, 2026.

1 Please see reconciliation of GAAP to Non-GAAP Financial Measures below

Quarterly Processing and Transaction Volumes

Total payment dollars processed through all payment channels in the first quarter of 2026 were $2.50 billion, an improvement of 28% over the $1.96 billion processed in last year's first quarter. Total payment transactions processed in the first quarter of 2026 were 16.8 million, an increase of 22% over the same quarter of last year.

Our credit card segment continues to grow, where dollars processed were up 16% and transactions processed were up 22% from a year ago. In the first quarter of 2026, ACH electronic check transaction volume was up 34%, electronic check dollars processed were up 31% and return check transactions processed were up 54%, in each case, compared to the same quarter of 2025. In our prepaid card services business unit, card load volume was down 19%, transactions processed down 16% and purchase volume down 7% for the first quarter of 2026, in each case, compared to the same quarter of 2025. Output Solutions pieces processed and mailed were up 31% while electronic documents processed and delivered were up 41% for the first quarter of 2026, in each case, compared to the same quarter of 2025.

First Quarter 2026 Revenue Detail

Revenues for the quarter ended March 31, 2026 were $25.5 million, up 16% from $22.0 million in the prior year quarter, due primarily to increases in all of our business lines, excluding prepaid card services and interest revenues.

	Three Months Ended March 31,
	2026	2025	$ Change	% Change

ACH and complementary services	$6,293,066	$5,044,517	$1,248,549	25%
Credit card	9,710,324	7,878,694	1,831,630	23%
Prepaid card services	2,373,201	2,907,451	(534,250)	(18)%
Output Solutions	6,805,314	5,732,867	1,072,447	19%
Interest - ACH and complementary services	122,201	224,129	(101,928)	(45)%
Interest - Prepaid card services	118,029	182,661	(64,632)	(35)%
Interest - Output Solutions	43,639	38,731	4,908	13%
Total Revenue	$25,465,774	$22,009,050	$3,456,724	16%

Gross profit for the first quarter of 2026 was $5.1 million, up versus $4.8 million in the first quarter of 2025. Gross margins (defined as gross profit as a percentage of revenues) were 20.2% in the first quarter of 2026, down versus 21.9% in 2025. This was primarily due to lower interest revenues, a high margin revenue source, and revenue mix.

Total SG&A Expenses for the first quarter of 2026, were $4.9 million, down from over $5.0 million in the year ago quarter primarily due to lower depreciation and amortization and stock-based compensation expense. SG&A was $4.4 million for the quarter ended March 31, 2026, compared to $4.1 million in the prior year period. This increase was primarily related to increases in salary alongside increases in network infrastructure and professional fees.

For the first quarter of 2026, we reported operating income of $0.2 million compared to an operating loss of ($0.2) million for the same quarter a year ago primarily due to increased revenues and gross profits, alongside a decrease in Total SG&A Expenses. Adjusted EBITDA1 was $0.8 million for the first quarter of 2026, compared to Adjusted EBITDA1 of $0.7 million for the same quarter a year ago. Net income in the quarter ended March 31, 2026 was approximately $0.1 million, or $0.00 per share, compared to a net loss of ($0.2) million, or ($0.01) per share, for the same period in the prior year.

Operating Cash Flows declined to $0.9 million for the three months ended March 31, 2026, as compared to $1.4 million in the same period a year ago. The year ago period benefited from an approximately $1.5 million tax refund. Additionally, prepaid expenses and accounts receivable March 31, 2026 were up as compared to December 31, 2025.

We believe we continue to be in solid financial condition. Cash and cash equivalents as of March 31, 2026 were $7.7 million, a $0.3 million increase over cash and cash equivalents as of December 31, 2025, even after the use of over $230,000 to repurchase 182,000 shares of our common stock during the first quarter of 2026.

1 Please see reconciliation of GAAP to Non-GAAP Financial Measures below

Conference Call and Webcast

Usio's management will host a conference call on Wednesday, May 13, 2026, at 4:30 pm Eastern time to review financial results and provide a business update. To listen to the conference call, interested parties within the U.S. should call +1-844-833-3890. International callers should call + 1-412-317-9246. All callers should ask for the Usio conference call. The conference call will also be available through a live webcast, which can be accessed via the Company’s website at www.usio.com/investors.

A replay of the call will be available approximately one hour after the end of the call through June 13, 2026. The replay can be accessed via the Company’s website or by dialing 1-855-669-9658 (U.S.) or 1-412-317-0088 (international). The replay conference playback code is 4785914.

About Usio, Inc.

Usio, Inc. (Nasdaq: USIO), a leading, cloud-based, integrated FinTech electronic payment solutions provider, offers a wide range of payment solutions to merchants, billers, banks, service bureaus, integrated software vendors and card issuers. The Company operates credit, debit/prepaid, and ACH payment processing platforms to deliver convenient, world-class payment solutions and services to clients through its unique payment facilitation platform as a service. The Company, through its Usio Output Solutions division, offers services relating to electronic bill presentment, document composition, document decomposition and printing and mailing services. The strength of the Company lies in its ability to provide tailored solutions for card issuance, payment acceptance, and bill payments as well as its unique technology in the card issuing sector.

Usio is headquartered in San Antonio, Texas, and has offices in Austin, Texas. Websites: www.usio.com and www.akimbocard.com.

Find us on LinkedIn, Facebook® and Twitter.

Comparisons

Unless otherwise indicated, all comparisons and growth rates represent year-over-year comparisons, with the quarterly period of this year compared to the corresponding quarter of the prior year.

About Non-GAAP Financial Measures

This press release includes the non-GAAP financial measures, as defined in Regulation G adopted by the Securities and Exchange Commission, of EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins. The Company reports its financial results in compliance with GAAP, but believes that also discussing non-GAAP financial measures is useful to investors because it provides them with financial measures the Company uses in the management of its business.

•	The Company defines EBITDA as operating income (loss), before interest, taxes, depreciation and amortization of intangibles.
•	The Company defines Adjusted EBITDA as EBITDA, as defined above, plus non-cash stock-based compensation and certain non-recurring items, such as costs related to acquisitions.
•	The Company defines Adjusted EBITDA margins as Adjusted EBITDA, as defined above, divided by total revenues.

Management believes presenting EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins is helpful to investors in evaluating the Company's operating performance because non-cash costs and other items that management believes are not indicative of its results of operations are excluded.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. They are not measurements of our financial performance under GAAP and should not be considered as alternatives to revenue, net income, or cash provided by (used in) operating activities, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins have limitations as analytical tools and you should not consider these non-GAAP financial measures in isolation or as substitutes for analysis of our operating results as reported under GAAP.

1 Please see reconciliation of GAAP to Non-GAAP Financial Measures below

FORWARD-LOOKING STATEMENTS DISCLAIMER

Except for the historical information contained herein, this release contains forward-looking statements that are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding management's intentions, beliefs, expectations, and strategies for the future, including statements regarding the Company’s operating and growth strategies. Forward-looking statements can be identified by words such as "believe," "intend," "look forward," "anticipate," "schedule," "expect," and similar expressions.

These forward-looking statements are subject to risks and uncertainties inherent in the Company's business that could cause actual results to differ materially from those expressed or implied. Such risks and uncertainties include, among others, risk relating to economic conditions; the realization of anticipated benefits from the PostCredit acquisition; the Company’s ability to manage growth; the loss of key resellers; relationships with the Automated Clearing House network, bank sponsors, third-party card processing providers, and merchants; the security of the Company’s software, hardware, and information systems; volatility in the Company’s stock price; the need for additional financing; risks associated with new tax legislation; and compliance with complex federal, state, and local laws and regulations, as well as other risks described from time to time in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

One or more of these factors have affected, and in the future, could affect, the Company’s businesses and financial results and could cause actual results to differ materially from management’s plans and projections. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, undue reliance should not be placed on such statements which speak as of the date hereof. The Company undertakes no obligation to update or revise any forward‑looking statements, except as required by law.

Contact:

Paul Manley

Senior Vice President, Investor Relations

paul.manley@usio.com

612-834-1804

USIO, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS
Cash and cash equivalents	$7,728,795	$7,434,051
Settlement processing assets	69,522,444	74,180,475
Prepaid card load assets	15,466,828	27,623,728
Customer deposits	2,239,829	2,281,220
Accounts receivable, net	5,418,653	5,274,586
Inventory	392,873	461,675
Prepaid expenses and other	1,903,690	1,359,382
Merchant reserves	4,617,537	4,795,537
Total current assets	107,290,649	123,410,654

Property and equipment, net	4,545,252	4,157,393

Other assets:
Intangibles, net	9,759	9,759
Deferred tax asset, net	4,459,144	4,526,228
Operating lease right-of-use assets	3,524,650	2,423,231
Other assets	362,949	362,949
Total other assets	8,356,502	7,322,167

Total Assets	$120,192,403	$134,890,214

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,275,061	$880,590
Accrued expenses	4,052,640	3,326,445
Operating lease liabilities, current portion	756,708	639,805
Equipment loan, current portion	337,544	289,317
Settlement processing obligations	69,522,444	74,180,475
Prepaid card load obligations	15,466,828	27,623,728
Customer deposits	2,239,829	2,281,220
Current liabilities before merchant reserve obligations	93,651,054	109,221,580
Merchant reserve obligations	4,617,537	4,795,537
Total current liabilities	98,268,591	114,017,117

Non-current liabilities:
Equipment loan, net of current portion	987,996	1,074,711
Operating lease liabilities, net of current portion	2,790,905	1,885,983
Total liabilities	102,047,492	116,977,811

Stockholders' equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; -0- shares outstanding at March 31, 2026 (unaudited) and December 31, 2025	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized; 31,667,305 and 31,562,178 issued, and 27,672,168 and 27,729,704 outstanding at March 31, 2026 (unaudited) and December 31, 2025, respectively	31,667	31,562
Additional paid-in capital	102,455,703	102,363,590
Treasury stock, at cost; 3,995,137 and 3,832,474 shares at March 31, 2026 (unaudited) and December 31, 2025, respectively	(7,070,640)	(6,837,181)
Deferred compensation	(6,849,327)	(7,100,573)
Accumulated deficit	(70,422,492)	(70,544,995)
Total stockholders' equity	18,144,911	17,912,403

Total Liabilities and Stockholders' Equity	$120,192,403	$134,890,214

USIO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2026	2025

Revenues	$25,465,774	$22,009,050
Cost of services	20,328,891	17,199,907
Gross profit	5,136,883	4,809,143

Selling, general and administrative expenses:
Stock-based compensation	329,284	410,062
SG&A	4,356,142	4,142,895
Depreciation and amortization	225,745	495,770
Total selling, general and administrative	4,911,171	5,048,727

Operating income (loss)	225,712	(239,584)

Other income (expense):
Interest income	91,491	79,011
Interest expense	(22,826)	(11,843)
Other income, net	68,665	67,168

Income (loss) before income taxes	294,377	(172,416)

Federal income tax expense	67,084	—
State income tax expense	104,790	62,554
Income tax expense	171,874	62,554

Net income (loss)	$122,503	$(234,970)

Income (loss) Per Share
Basic income (loss) per common share:	$0.00	$(0.01)
Diluted income (loss) per common share:	$0.00	$(0.01)
Weighted average common shares outstanding
Basic	27,748,037	26,615,947
Diluted	27,748,037	26,615,947

USIO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
	2026	2025
Operating Activities
Net income (loss)	$122,503	$(234,970)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and Amortization	225,745	495,770
Deferred federal income tax	67,084	—
Employee stock-based compensation	329,284	410,062
Reserve for processing losses	18,000	355,595
Changes in operating assets and liabilities:
Accounts receivable	(144,067)	484,023
Accounts receivable, tax credit	—	1,494,612
Prepaid expenses and other	(544,308)	(143,539)
Operating lease right-of-use assets	104,851	153,237
Inventory	68,802	55,303
Accounts payable and accrued expenses	1,102,666	(1,558,994)
Operating lease liabilities	(184,445)	(160,253)
Merchant reserves	(178,000)	35,000
Customer deposits	(41,391)	(11,636)
Net cash provided by operating activities	946,724	1,374,210

Investing Activities
Purchases of property and equipment	(398,072)	(22,604)
Capitalized labor for internal use software	(215,532)	(290,650)
Net cash (used in) investing activities	(613,604)	(313,254)

Financing Activities
Payments on equipment loan	(38,488)	(36,110)
Proceeds from issuance of common stock	14,180	11,515
Purchases of treasury stock	(233,459)	(351,640)
Assets held for customers	(16,814,931)	3,953,121
Net cash provided by (used in) financing activities	(17,072,698)	3,576,886

Change in cash, cash equivalents, settlement processing assets, prepaid card loads, customer deposits and merchant reserves	(16,739,578)	4,637,842
Cash, cash equivalents, settlement processing assets, prepaid card loads, customer deposits and merchant reserves, beginning of year	116,315,011	87,618,491

Cash, Cash Equivalents, Settlement Processing Assets, Prepaid Card Loads, Customer Deposits and Merchant Reserves, End of Period	99,575,433	92,256,333

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$22,826	$11,843
Income taxes	—	—
Non-cash investing and financing activities:
Right of use assets obtained in exchange for operating lease liabilities	1,206,270	—

USIO, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

(UNAUDITED)

	Common Stock		Additional Paid- In	Treasury	Deferred	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Stock	Compensation	Deficit	Equity

Balance at December 31, 2025	31,562,178	$31,562	$102,363,590	$(6,837,181)	$(7,100,573)	$(70,544,995)	$17,912,403

Issuance of common stock under equity incentive plan	94,700	95	77,943	—	—	—	78,038
Issuance of common stock under employee stock purchase plan	10,427	10	14,170	—	—	—	14,180
Deferred compensation amortization	—	—	—	—	251,246	—	251,246
Purchase of treasury stock, at cost	—	—	—	(233,459)	—	—	(233,459)
Net income for the period	—	—	—	—	—	122,503	122,503

Balance at March 31, 2026	31,667,305	$31,667	$102,455,703	$(7,070,640)	$(6,849,327)	$(70,422,492)	$18,144,911

Balance at December 31, 2024	29,902,415	$198,317	$99,676,457	$(5,770,592)	$(6,914,563)	$(68,032,656)	$19,156,963

Adjustment to par value of common stock	—	(168,415)	168,415	—	—	—	-
Issuance of common stock under equity incentive plan	128,053	128	136,276	—	—	—	136,404
Issuance of common stock under employee stock purchase plan	7,887	8	11,507	—	—	—	11,515
Deferred compensation amortization	—	—	—	—	273,658	—	273,658
Purchase of treasury stock, at cost	—	—	—	(351,640)	—	—	(351,640)
Net loss for the period	—	—	—	—	—	(234,970)	(234,970)

Balance at March 31, 2025	30,038,355	$30,038	$99,992,655	$(6,122,232)	$(6,640,905)	$(68,267,626)	$18,991,930

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

	Three Months Ended March 31,
	2026	2025

Reconciliation from Operating income (loss) to Adjusted EBITDA:
Operating income (loss)	$225,712	$(239,584)
Depreciation and amortization	225,745	495,770
EBITDA	451,457	256,186
Non-cash stock-based compensation expense, net	329,284	410,062
Adjusted EBITDA	$780,741	$666,248

Calculation of Adjusted EBITDA margins:
Revenues	$25,465,774	$22,009,050
Adjusted EBITDA	$780,741	$666,248
Adjusted EBITDA margins	3.1%	3.0%